EXHIBIT 4.4
SUPPLEMENTAL FISCAL AGENCY AGREEMENT
Dated as of February 12, 2018
to
FISCAL AGENCY AGREEMENT
Dated as of JULY 19, 2010
between
THE SEGREGATED ACCOUNT OF
AMBAC ASSURANCE CORPORATION,
Issuer
and
THE BANK OF NEW YORK MELLON,
Fiscal Agent

SUPPLEMENTAL FISCAL AGENCY AGREEMENT, dated as of February 12, 2018 (the “Supplemental Fiscal Agency Agreement”), between THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION (and any successor in interest thereto, the “Issuer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Fiscal Agent”).
WITNESSETH:
WHEREAS, the Issuer and the Fiscal Agent have entered into that certain Fiscal Agency Agreement dated as of July 19, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) relating to the 5.1% Surplus Notes due 2020 issued by the Segregated Account (the “Notes”);
WHEREAS, pursuant to paragraph 8 of the Notes, the Issuer may merge with and into Ambac Assurance Corporation (“AAC”), if AAC expressly assumes by supplemental fiscal agency agreement all the obligations of the Issuer under the Notes and the Agreement;
WHEREAS, pursuant to the Second Amended Plan of Rehabilitation for the Segregated Account, filed with the Dane County, Wisconsin Circuit Court, the Issuer will merge with and into AAC and the Issuer will cease to exist (the “Merger”);
WHEREAS, pursuant to Section 11(b) of the Agreement, the Issuer and the Fiscal Agent may, with the prior approval of the Commissioner, without the vote or consent of any holder of Notes, effect any amendment evidencing the succession of another entity to the Issuer and the assumption by such successor of the covenants and obligations of the Issuer under the Agreement and the Notes; and
WHEREAS, the Issuer and the Fiscal Agent have agreed to the terms of this Supplemental Fiscal Agency Agreement as set forth herein.
NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties to this Supplemental Fiscal Agency Agreement agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01.    Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.
ARTICLE II
AMENDMENTS TO THE AGREEMENT
Section 2.01 Agreement to Assume Obligations. AAC hereby agrees to expressly assume all the Issuer’s obligations under the Notes and the Agreement on the terms and subject to the conditions set forth in the Agreement and to be bound by all other applicable provisions of the Agreement and to perform all of the obligations and agreements of the Issuer under the Agreement.

ARTICLE III
MISCELLANEOUS PROVISIONS
Section 3.01.    Ratification of Agreement. As amended by this Supplemental Fiscal Agency Agreement, the Agreement is in all respects ratified and confirmed and the Agreement as so amended by this Amendment shall be read, taken and construed as one and the same instrument.
Section 3.02.    Counterparts. This Supplemental Fiscal Agency Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Supplemental Fiscal Agency Agreement by facsimile or by electronic means shall be equally effective as the delivery of an originally executed counterpart.
Section 3.03.    Signatures. Any signature required with respect to this Supplemental Fiscal Agency Agreement may be provided via facsimile or by electronic means and shall in either case be equally effective as the delivery of an originally executed counterpart.
Section 3.04.    Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN. THE COMMISSIONER’S EXERCISE OF REGULATORY AUTHORITY, INCLUDING APPROVAL OF PAYMENTS ON THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN (OR, IF THE COMMISSIONER IS NO LONGER THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER, THE LAW OF SUCH JURISDICTION OF THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER), AND THE PARTIES TO THIS AGREEMENT AND HOLDERS OF NOTES SHALL SUBMIT ANY DISPUTES RELATED TO THE EXERCISE OF SUCH REGULATORY AUTHORITY TO THE EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT IN DANE COUNTY, WISCONSIN, OR, SO LONG AS ANY PROCEEDING IS PENDING IN WISCONSIN AS TO THE ISSUER UNDER CHAPTER 645 OF THE WISCONSIN STATUTES, THEN TO THAT CASE AND COURT.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Fiscal Agency Agreement to be duly executed and delivered by their respective officers all as of the day and year first above written.
THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION
By: Ambac Assurance Corporation, as Manager
By:     /s/ David Trick
Name:    David Trick
Title:    Executive Vice President, Chief
        Financial Officer & Treasurer
AMBAC ASSURANCE CORPORATION
By:     /s/ David Trick
Name:    David Trick
Title:    Executive Vice President, Chief
        Financial Officer & Treasurer

[Signature Page to Supplemental Fiscal Agency Agreement]

THE BANK OF NEW YORK MELLON,
as Fiscal Agent
By:     /s/ Stacey B. Poindexter
Name:    Stacey B. Poindexter
Title:    Vice President

[Signature Page to Supplemental Fiscal Agency Agreement]